UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

URANIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Uranium Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.uraniumresources.com

Supplement to Proxy Statement Relating to 2017 Annual Meeting of Stockholders

This proxy statement supplement (this “Supplement”), dated June 5, 2017, supplements the definitive proxy statement of Uranium Resources, Inc. (“URI” or “our”), filed with the Securities and Exchange Commission on May 23, 2017 (the “Proxy Statement”), relating to the annual meeting of the stockholders of URI to be held on July 18, 2017, at our corporate headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112.

The purpose of this Supplement is to clarify information related to Proposal No. 5 in the Proxy Statement regarding the proposed amendment of the URI 2013 Omnibus Incentive Plan (the “2013 OIP”) and to re-approve the material terms of the 2013 OIP for purposes of complying with Section 162(m) of the Internal Revenue Code.  In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and each of our three other most highly compensated executive officers (other than our Chief Financial Officer).  For purposes of Section 162(m), one of the material terms that must be re-approved by the stockholders is the maximum amount of stock-based compensation that can be paid each year to any individual participant under the 2013 OIP.

The 2013 OIP currently authorizes the issuance of up to 83,333 shares of our common stock for equity awards, plus shares of common stock related to awards outstanding under our prior equity plans which thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.  Currently the maximum number of shares issuable to any participant in any single calendar year under the 2013 OIP is 16,666 shares.  If Proposal No. 5 in the Proxy Statement is approved by the stockholders at the annual meeting on July 18, 2017, the total number of shares of common stock available for issuance under the 2013 OIP would increase by 1,000,000 shares and the maximum number of shares of common stock subject to options or stock appreciation rights that can be issued under the 2013 OIP to any participant in any one calendar year would be increased, proportionately with the increase in the number of shares subject to the plan, to 200,000 shares. Similarly, the maximum number of shares of common stock that can be issued under the 2013 OIP to any participant in any one year other than pursuant to an option or stock appreciation right also would be increased to 200,000 shares.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. The Supplement does not alter in any manner either the record date for the annual meeting or the date of the annual meeting of stockholders.  This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.